EXHIBIT 10.12

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into as of January 1, 2004 by and between FIRST CALIIFORNIA BANCSHARES, a California corporation (“Company”) and DAVID B. HOOSTON (“Executive”) (collectively sometimes referred to as the “Parties”):

WHEREAS, the Parties entered into an Employment Agreement (“Agreement”) effective January 1, 2003 and revised it on October 28, 2003; and

WHEREAS, the Parties intend by this Amendment to amend the Agreement again as set forth hereinbelow:

NOW, THEREFORE, IT IS MUTUALLY AGREED AS FOLLOWS:

1. Section 2(b)(iv) of the Agreement is amended to read in full as follows, effective as of the date hereof:

(iv) Automobile Allowance. During the term of this Agreement, the Executive shall be entitled to an automobile allowance in the amount of $900 per month (less payroll taxes and withholding required by federal, state or local law). In addition, Bank shall pay the amounts charged by Employee for fuel for business related travel on a credit card provided by Bank to Employee. Except for this automobile allowance and payment of fuel charges, Bank shall not be obligated to pay any other expenditure with respect to the ownership or operation of Employee’s automobile, and Employee will be responsible for all out-of- pocket automobile expenses, including, but not limited to, registration, insurance, repairs, and maintenance The Executive shall procure and maintain an automobile liability insurance policy on the automobile, with coverage including the Executive for at least $100,000 for bodily injury or death in any one accident, and $50,000 for property damage in any one accident. The Company shall be named as an additional insured and the Executive shall provide the Company with copies of policies evidencing insurance and the Company’s inclusion as an additional insured.

2. All other terms of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, this Amendment is entered into as of the date and year above written.

“COMPANY” FIRST CALIFORNIA BANCSHARES		“EXECUTIVE”

By	/s/ Robert J. Kushner	/s/ David E. Hooston

	Robert J. Kushner, Chairman of the Compensation Committee of the Board of Directors	DAVID E. HOOSTON